UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017

HANCOCK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Mississippi (State or other jurisdiction of incorporation)	0-13089 (Commission File Number)	64-0693170 (I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi (Address of principal executive offices)	39501 (Zip Code)

(228) 868-4000
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by Hancock Holding Company (the "Company") on April 26, 2017 (the "Original Form 8-K") with the U.S. Securities and Exchange Commission which reported the final voting results of the Company's 2017 annual meeting of shareholders held on April 26, 2017 (the "Annual Meeting"). The purpose of this amendment is to disclose under Item 5.07 the Company's decision regarding the frequency of future advisory votes on the compensation of our named executive officers. Except as set forth herein, no modifications have been made to information contained in the Original Form 8-K.

Item 5.07                          Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on April 26, 2017, an advisory vote was conducted on the frequency of future advisory votes on the compensation of the Company's named executive officers. As previously reported by the Company in the Original Form 8-K, holders of a majority of the Company's shares present in person or by proxy and entitled to vote at the Annual Meeting expressed a preference to hold the advisory vote on executive compensation on an annual basis.

In accordance with these results and its previous recommendation (as set forth in the Proxy Statement for the 2017 Annual Meeting), the Board of Directors of the Company determined that the Company will hold an advisory vote regarding the compensation of the Company's named executive officers each year until the next vote on the frequency of shareholder advisory votes on executive compensation. The next advisory vote on the frequency of future advisory votes on executive compensation will occur no later than the Company's annual meeting of shareholders in 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

May 30, 2017	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer